This Agreement made this 21 day of April, 1999



BETWEEN:

Penta Deltex Ltd., a Company
incorporated under the laws of
the Dominion of Canada
(hereinafter referred to as "Penta")
and
Green Dolphin Systems Corp., a Company
incorporated under the laws of the
State of Nevada

(hereinafter referred to as "Green")
Witnesseth
Whereas, Penta owns the worldwide rights to Green Dolphin products, equipment, formulas, manuals, processes, inventions, designs, specifications, trademarks, copyrights and other materials relating to the Corporations business and activities hereinafter referred to as Proprietary Assets.

And Whereas, Green is desirous of purchasing from Penta the Proprietary
Assets.
Now, Therefore the Parties agree as follows:
1.     Term

Penta hereby sells to Green the exclusive right to the Proprietary Assets as specified in Schedule A.

la) Green to satisfy and shall pay for the Proprietary Assets to Penta the amount of US $300,000.00. The said amount to be paid in full according to the following payment schedule:

-     US $100,000.00 on or before 30 April 2000
-     US $100,000.00 on or before 30 October 2000
-     US $100,000.00 on or before 30 April 2001

lb) Whereas if Green does not meet the above payment schedule as outlined in I (a) then Green will have 30 days to meet and pay the full outstanding amount in order not to be in default of the terms and conditions of this Agreement.

2.     Proprietary Marks and Copyrights

The term "Proprietary Marks" and "Copyrights" as used in this Agreement shall mean the tradenames and trademarks "Green Dolphin", "Fire Safe" "Fire Poly" "Protection Plus" and such other tradenames, trademarks and logos as are now or subsequently designated by Penta.

3.     Confidentiality

Penta and Green acknowledge that all information relating to each other's business is confidential and constitutes trade secrets of each party.
Without
restricting the remedy for breach of this paragraph, both parties acknowledge that damages will-not constitute a sufficient remedy for any such breach and that the injured party will be entitled to injunctive relief.

4.     Non-Competition

Penta agrees that during the term of this Agreement Penta shall not either directly or indirectly or through, on behalf of or in conjunction with any other person or entity.

5.     Operations

In order to maintain Penta's high quality associated with the Proprietary Assets, and to promote and protect the goodwill associated therewith, Green agrees:

5a.     to use its best efforts in promoting sales of the Proprietary Assets and to use, in regard thereto, the advertising, sales promotion and merchandising materials and programs acquired by Green.

5b.     to comply at all times, with all laws, regulations, by-laws, orders, rulings and permits in force where applicable to maintain and protect the Proprietary Assets.

6.     Relationship

Green is not an employee of Penta for any purpose whatsoever, but is an independent Corporation. Green does not have and shall not hold as having any contracts or obligation; either expressed or implied, on behalf of, in the name of, or binding upon Penta, or to pledge Penta's credit.

7.     Non-Liability

Penta shall not be liable to Green for any injury to or death of any person or for any damages to property caused by Green's act or neglect or for any other liability of Green, except as specifically stipulated in this Agreement, and Green shall fully indemnify and safe harmless Penta in regard thereto and in regard to all costs and expenses, including legal expenses, arising therefrom.

8.     Termination

Upon termination or breach of this Agreement Green shall cease to sell or otherwise deal with the Proprietary Assets and shall immediately cease to use, directly or indirectly, in distribution, marketing and sales the Proprietary Marks, copyrights, formulas and any other identifying characteristics or indicia of the Assets. Green shall no longer use, employ or trade under any description or representation that suggests or indicates a connection or association with Penta.

9.     Injunctive Relief

Green understands and agrees that Penta shall suffer irreparable harm in the event Green breaches any obligations under this Agreement and that monetary damages shall be inadequate to compensate Penta for the breach.

10.     Entire Agreement

This Agreement constitutes the entire Agreement between the parties and all prior negotiations, commitments, conditions, representations, warranties and undertakings are merged herein. No amendment or modification to this Agreement shall be valid or binding upon the parties unless in writing, signed by both of the parties.

11.     Non-Waiver

No waiver by either party to this Agreement of any breach, failure or default in performance by the other party, and no failure, refusal or neglect by a party hereto to exercise any right hereunder or to insist upon strict compliance with or performance of the other party's obligations hereunder, shall constitute a waiver of the right to require strict compliance with the provisions hereof.

12.     Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and, to the extent applicable, the United States of America.

13.     Notices

All notices, consents, approvals or correspondence permitted or required to be given hereunder shall be deemed to be sufficiently given if delivered or sent by confirmed telefax as follows:


a)     to Penta Deltex Ltd: 26 Voyager Court South Etobicoke, Ontario M9W 5M7
Canada
Tel:     (416) 679-0707
Fax:     (416) 679-0780

b)     to Green Dolphin Systems Corp. P.O. Box 1420 Powell, Tennessee U.S.A.
37849
Tel:     (1-888) 379-8693
Fax:     (1-423) 947-3966


Any notice so delivered or telefaxed shall be deemed to be received on the date of delivery. Either party may from time to time by notice in writing given pursuant to the terms hereof may change its address for the purpose of this paragraph.

IN WITNESS WHEREOF the parties have executed this Agreement




Witness by:                       GREEN DOLPHIN SYSTEMS CORP.




SEA


Witness by:                       PENTA DELTEX LTD.




SEAL